UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 24, 2007
Wabash National Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana		47905

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(765) 771-5310

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01. Entry into a Material Definitive Agreement.
Amendment No. 1 to Second Amended and Restated Loan and Security Agreement
     On September 24, 2007, Wabash National Corporation (the “Company”) entered into Amendment No. 1 to Second Amended and Restated Loan and Security Agreement (“Amendment”) with its lenders. The Amendment increases the Company’s borrowing capacity under the revolving credit facility (“Revolving Facility”) from $150 million to $200 million, subject to a borrowing base. The Amendment requires that no later than May 1, 2008, the Company do one or more of the following in connection with its $125 million Senior Convertible Notes due August 2008: (a) repurchase all or a portion of the Senior Convertible Notes with the proceeds of a convertible note offering or proceeds from the Revolving Facility, so long as immediately after making any such payment with proceeds of the Revolving Facility the Company has availability under the Revolving Facility of at least $40 million, (b) defease any outstanding indebtedness evidenced by the Senior Convertible Notes, so long as immediately after making any such payment the Company has availability under the Revolving Facility of at least $40 million or (c) institute cash reserves equal to any outstanding principal balance of the Senior Convertible Notes, which reserves shall remain in place until all indebtedness evidenced by the Senior Convertible Notes has been paid in full, and shall be used only to pay in full the outstanding indebtedness evidenced by the Senior Convertible Notes, so long as immediately after instituting any cash reserves from the proceeds of the Revolving Facility the Company has availability under the Revolving Facility of at least $40 million.
     As of September 24, 2007, the Company had approximately $184 million available for borrowings under the Amendment.
     The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amendment, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information disclosed under Item 1.01 is incorporated by reference into this item 2.03.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
10.1	Amendment No. 1 to Second Amended and Restated Loan and Security Agreement dated September 24, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WABASH NATIONAL CORPORATION
Date: September 26, 2007	By:	/s/ Robert J. Smith
Robert J. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Second Amended and Restated Loan and Security Agreement dated September 24, 2007.